Exhibit 99.1

FOR IMMEDIATE RELEASE

MTR AND ELDORADO AMEND MERGER AGREEMENT TO DELIVER
GREATER VALUE TO MTR STOCKHOLDERS

Increases Per Share Cash Consideration Paid to MTR Stockholders at Closing
to $6.05

Increases Aggregate Cash Consideration Available to MTR Stockholders
at Closing by $5.0 Million

MTR’s Board of Directors Unanimously Approves Amended Merger Agreement

Eldorado and Jacobs Entertainment, Inc. Enter into a Support Agreement in connection with MTR-Eldorado Merger

CHESTER, WV — NOVEMBER 19, 2013 — MTR Gaming Group, Inc. (NasdaqGS: MNTG) (“MTR”) and Eldorado HoldCo LLC (“Eldorado”) announced today that they have amended the previously announced merger agreement (the “Merger Agreement”) between the two companies to deliver greater cash consideration to MTR stockholders and to increase the pro forma ownership of the combined company by MTR stockholders.  MTR’s Board of Directors has unanimously approved the amended Merger Agreement.

Under the amended Merger Agreement:

•                  An additional $5.0 million of cash will be available to MTR stockholders at closing in connection with their optional cash elections, bringing the total cash consideration payable to MTR stockholders to $35.0 million.

•                  The per share price payable in cash to MTR stockholders in connection with their cash elections has increased by $0.90 per share, from $5.15 to $6.05.

•                  The $5.0 million of additional cash at closing will be funded by Eldorado.

•                  The implied per share value used to calculate the merger consideration payable to members of Eldorado will be increased from $5.15 per share to $6.05 per share.

Pro forma for the transaction, the current MTR stockholders’ resulting equity ownership in a stronger, more competitive combined company would be, assuming MTR stockholders elect to receive the maximum amount of cash available, approximately 43.3% in the aggregate (increased from approximately 39.3%) on a fully-diluted basis while the various members of Eldorado would individually own the balance of the combined company.

The combined company will be controlled by a board of seven directors, five of whom are expected to be independent directors.

MTR and Eldorado also announced today that Eldorado and Jacobs Entertainment, Inc. and its affiliates (collectively, the “Jacobs Parties”) have entered into a support agreement pursuant to which the Jacobs Parties have agreed to, among other things, vote their shares in favor of the amended Merger Agreement and cooperate and support Eldorado’s and MTR’s efforts to consummate the transaction.  The support covenants of the JEI Parties terminate upon the occurrence of, among other things, the termination of the Merger Agreement, the consummation of the transactions contemplated by the Merger Agreement and MTR’s Board of Directors making an “Adverse Recommendation Change (as defined in the Merger Agreement) in accordance with the terms of the Merger Agreement.

Also, under the amended Merger Agreement, MTR agreed to, among other things, increase the termination fee payable by MTR to Eldorado in certain circumstances from $5.0 million to $6.0 million and to increase the amount of expense reimbursement payable by MTR to Eldorado in certain circumstances from $500,000 to $1.0 million.

Consummation of the MTR-Eldorado merger remains subject to various conditions to closing, including receipt of required governmental approvals and adoption of the merger agreement by MTR’s stockholders.

About MTR Gaming Group, Inc.

MTR Gaming Group, Inc. is a hospitality and gaming company that through subsidiaries owns and operates Mountaineer Casino, Racetrack & Resort in Chester, West Virginia; Presque Isle Downs & Casino in Erie, Pennsylvania; and Scioto Downs in Columbus, Ohio. For more information, please visit www.mtrgaming.com.

About Eldorado HoldCo LLC

Eldorado HoldCo LLC is the parent company of Eldorado Resorts LLC, an owner and operator of gaming properties in Nevada and Louisiana.  Eldorado Resorts’ properties include Eldorado Reno, Eldorado Shreveport and Silver Legacy (a 50 / 50 joint venture with MGM Resorts International).  For more information, please visit www.eldoradoreno.com, www.eldoradoshreveport.com and www.silverlegacyreno.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements are based on current expectations of management of MTR and Eldorado and are subject to uncertainty and changes in circumstances.  These forward-looking statements include, among others, statements regarding the expected benefits of a potential combination of MTR and Eldorado, including the expected effect of the merger on MTR’s and Eldorado’s financial results and profile (e.g., free cash flow, earnings per share and Adjusted EBITDA); the anticipated benefits of geographic diversity that would result from the merger and the expected results of MTR’s and Eldorado’s gaming properties; expectations about future business plans, prospective performance and opportunities; required regulatory approvals and the expected timing of the completion of the transaction.  These forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “believe,” “estimate,” “potential,” “should”, “will” or similar words intended to identify information that is not historical in nature.  The inclusion of such statements should not be regarded as a representation that such plans, estimates or expectations will be achieved.  There is no assurance that the potential transaction will be consummated, and there are a number of risks and uncertainties that could cause actual results to differ materially from the forward-looking statements made herein.  These risks and uncertainties include (a) the timing to consummate a potential transaction between MTR and Eldorado; (b) the ability and timing to obtain required regulatory approvals (including approval from gaming regulators) and satisfy or waive other closing conditions; (c) the possibility that the merger does not close when expected or at all; or that the companies may be required to modify aspects of the merger to achieve regulatory approval; (d) the ability of MTR and Eldorado to promptly and effectively integrate their respective businesses; (e) the requirement to satisfy closing conditions to the merger as set forth in the merger agreement, including the termination or expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976; (f) the outcome of any legal proceedings that may be instituted in connection with the transaction; (g) the ability to retain certain key employees of MTR or Eldorado; (h) that there may be a material adverse change affecting MTR or Eldorado, or the respective businesses of MTR or Eldorado may suffer as a result of uncertainty surrounding the transaction; and (i) the risk factors disclosed in MTR’s filings with the Securities and Exchange Commission (the “SEC”), including its Quarterly Report on Form 10-Q for the quarter ended September 30, 2013, which MTR filed on November 12, 2013, and (ii) the risk factors disclosed in the Proxy Statement/Prospectus referenced below under “Additional Information and Where to Find It.”  Forward-looking statements reflect MTR’s and Eldorado’s management’s analysis as of the date of this release, even if subsequently made available by MTR or Eldorado on their respective websites or otherwise.  MTR and Eldorado do not undertake to revise these statements to reflect subsequent developments, except as required under the federal securities laws.  Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Pro forma and estimated numbers are used for illustrative purpose only, are based upon information as of June 30, 2013, are not forecasts and may not reflect actual results.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is not a solicitation of a proxy from any stockholder of MTR.  In connection with the agreement and plan of merger among MTR, Eldorado and certain of its affiliates (the “Merger Agreement”), Eclair Holdings Company (“EHC”) filed with the SEC, on November 4, 2013, a Registration Statement on Form S-4, that includes a preliminary Proxy Statement of MTR and a preliminary Prospectus of EHC (together with the Proxy Statement, as amended, the “Proxy Statement/Prospectus”), as well as other relevant documents concerning the proposed transaction.  INVESTORS AND

SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT MTR, ELDORADO, EHC AND THE PROPOSED TRANSACTION.  The Form S-4, including the Proxy Statement/Prospectus, and other relevant materials (when they become available), and any other documents filed by MTR, Eldorado or EHC with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov.  In addition, investors and security holders may obtain free copies of the documents filed with the SEC by directing a written request to “Investor Relations,” MTR Gaming Group, Inc., Route 2, P.O. Box 356, Chester, West Virginia 26034 in the case of MTR, or by accessing MTR’s website at www.mtrgaming.com under the heading “About” and then “Investor Relations” and then under “SEC Filings.”

PARTICIPANTS IN THE SOLICITATION

MTR, Eldorado, and EHC and their respective executive officers and directors may be deemed to be participants in the solicitation of proxies from the security holders of MTR in connection with the proposed transaction.  Information about MTR’s directors and executive officers is available in MTR’s definitive proxy statement, dated April 30, 2013, for its 2013 annual meeting of stockholders.  Other information regarding the participants and other persons who may be deemed participants and description of their direct and indirect interests, by security holdings or otherwise, are contained in the Proxy Statement/Prospectus.  Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction may be obtained by reading the Proxy Statement/Prospectus regarding the combination between MTR and Eldorado.

For Additional Information, Please Contact:

MTR Gaming Group, Inc.

www.mtrgaming.com

John W. Bittner, Jr.

Executive Vice President and Chief Financial Officer

(724) 933-8122

jbittner@mtrgaming.com